UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________

FORM 8-A/A
Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SECURITIES EXCHANGE ACT OF 1934

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2372868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

N/A	N/A
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  [X]

Securities Act registration statement file number to which this form relates: 000-19774

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Preferred Stock Purchase Rights
(Title of Class)

N/A
(Title of Class)

AMENDMENT NO. 3 TO FORM 8-A

This Amendment No. 3 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Enzon Pharmaceuticals, Inc., formerly known as Enzon, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 22, 2002, as amended and supplemented by Amendment No. 1 on Form 8-A/A filed by the Company on February 20, 2003 and Amendment No. 2 on Form 8-A/A filed by the Company on January 8, 2008.

Item 1.    Description of Registrant's Securities to be Registered

Item 1 of Form 8-A is amended and supplemented by adding the following:

On July 23, 2009, the Company and Continental Stock Transfer & Trust Company (the "Rights Agent") entered into the Third Amendment (the "Amendment") to the Rights Agreement, dated as of May 17, 2002, as amended, between the Company and the Rights Agent (the "Rights Agreement").  The Amendment provides that the Company's stockholders may beneficially own less than 19% of the outstanding shares of common stock of the Company without becoming an Acquiring Person (as defined in the Rights Agreement) and thereby triggering the rights under the Rights Agreement.  Prior to the Amendment, stockholders who reported beneficial ownership of the common stock of the Company on Schedule 13G under the Securities Exchange Act of 1934, as amended, could beneficially own less than 20% of the outstanding shares of common stock of the Company without becoming an Acquiring Person, and all other stockholders could beneficially own less than 15% of the outstanding shares of common stock of the Company without becoming an Acquiring Person.

The Amendment is attached hereto as Exhibit 7 and is incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by such Exhibit.

Item 2.    Exhibits

Exhibit No.	Description

1	Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (the "Rights Agreement").*

2	First Amendment to the Rights Agreement, dated as of February 19, 2003, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.**

3
Form of Right Certificate (filed as Exhibit B to the Rights Agreement). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).*

4	Summary of Rights (filed as Exhibit C to the Rights Agreement).*

5	Form of Certificate of Designation with respect to the Series B Preferred Stock, par value $.01 per share, of Enzon Pharmaceuticals, Inc. (filed as Exhibit A to the Rights Agreement).*

6	Second Amendment to the Rights Agreement, dated as of January 7, 2008, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.***

7	Third Amendment to the Rights Agreement, dated July 23, 2009, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.****

* Incorporated herein by reference to the Exhibits to the Company's Registration Statement on Form 8-A, filed May 22, 2002.

** Incorporated herein by reference to Exhibit 2 to Amendment No. 1 to the Company's Registration Statement on Form 8-A/A, filed February 20, 2003.

*** Incorporated herein by reference to Exhibit 6 to Amendment No. 2 to the Company's Registration Statement on Form 8-A/A, filed January 8, 2008.

**** Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 24, 2009

ENZON PHARMACEUTICALS, INC.

By:	/s/ Paul S. Davit
Name:	Paul S. Davit
Title:	Executive Vice President and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	Rights Agreement, dated as of May 17, 2002, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company (the "Rights Agreement").*

2	First Amendment to the Rights Agreement, dated as of February 19, 2003, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.**

3
Form of Right Certificate (filed as Exhibit B to the Rights Agreement). Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the Distribution Date (as defined in the Rights Agreement).*

4	Summary of Rights (filed as Exhibit C to the Rights Agreement).*

5	Form of Certificate of Designation with respect to the Series B Preferred Stock, par value $.01 per share, of Enzon Pharmaceuticals, Inc. (filed as Exhibit A to the Rights Agreement).*

6	Second Amendment to the Rights Agreement, dated as of January 7, 2008, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.***

7	Third Amendment to the Rights Agreement, dated July 23, 2009, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.****

* Incorporated herein by reference to the Exhibits to the Company's Registration Statement on Form 8-A, filed May 22, 2002.

** Incorporated herein by reference to Exhibit 2 to the Company's Amendment No. 1 to the Registration Statement on Form 8-A/A, filed February 20, 2003.

*** Incorporated herein by reference to Exhibit 6 to Amendment No. 2 to the Company's Registration Statement on form 8-A/A, filed January 8, 2008.

**** Filed herewith.